Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

July 10, 2003
Date of Report (Date of earliest event reported)

THE FLAMEMASTER CORPORATION
(Exact name of registrant as specified in charter)

NEVADA	0-2712	95-2018730
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 SHERMAN WAY
SUN VALLEY, CALIFORNIA 91352
(Address of principal executive offices and zip code)

(818)  982-1650
(Registrant's telephone number, including area code)

(818)  765-5603
(Registrant's facsimile number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        Effective June 30, 2003, Flamemaster Corporation transferred all their security positions held in UBS Financial Services Inc. into the UBS account of StarBiz Corporation. The market value of the securities and cash at June 30, 2003, per the USB Financial Services Inc. statement was $385,177.40.

        Flamemaster Corporation owns about 99% of StarBiz Corporation. Joseph Mazin is the President and CEO of Flamemaster Corporation and is also the President of StarBiz Corporation.

        Flamemaster is a Southern California based specialty chemical manufacturer of high performance sealants, adhesives and coatings.

        StarBiz Corporation also operates in Southern California and is a management consulting business. StarBiz Corporation is a privately owned corporation.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAMEMASTER CORPORATION
(Registrant)

Date: July 10, 2003	JOSEPH MAZIN
(Signature) Joseph Mazin, President and Chairman and Chief Executive Officer